                                                                     Exhibit (i)
                          Drinker Biddle & Reath LLP
                               One Logan Square
                           18/th/ and Cherry Streets
                          Philadelphia, PA 19103-6996
                              Phone  215-988-2700
                               Fax  215-988-2757

                                March 15, 2002


BlackRock Provident Institutional Funds
Bellevue Park Corporate Center
100 Bellevue Parkway
Wilmington, DE 19809

Re:  Post-Effective Amendment No. 72 to Registration Statement on Form N-1A for
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     BlackRock Provident Institutional Funds (Registration Nos. 2-47015; 811-
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     2354)
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Ladies and Gentlemen:

We have acted as counsel to BlackRock Provident Institutional Funds, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of the Post-Effective Amendment No. 72 to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "shares"), with no par value. The Board of Trustees of the Trust has the power to create and establish one or more series of shares and one or more classes of shares within such series and to classify or reclassify any unissued shares with respect to such series and classes.

We have reviewed the Trust's Agreement and Declaration of Trust, By-Laws, and resolutions adopted by the Trust's Board of Trustees and such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

Currently, the Trust is authorized to offer shares ("Shares") of the following series and classes within such series:
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
     Series and Classes                                     Series and Classes
     ------------------                                     ------------------
     Series A (TempFund)                                    Series F (Treasury Trust Fund)

     Class A Institutional Shares                           Class A Institutional Shares
     Class B Dollar Shares                                  Class B Dollar Shares
     Class C Administration Shares                          Class C Administration Shares
     Class D Cash Management Shares                         Class D Cash Management Shares
     Class E Cash Reserve Shares                            Class E Cash Reserve Shares
     Class F Plus Shares
                                                            Series G (MuniFund)
     Series B (TempCash)
                                                            Class A Institutional Shares
     Class A Institutional Shares                           Class B Dollar Shares
     Class B Dollar Shares                                  Class C Administration Shares
     Class C Administration Shares                          Class D Cash Management Shares
     Class D Cash Management Shares                         Class E Cash Reserve Shares
     Class E Cash Reserve Shares                            Class F Plus Shares

     Series C (FedFund)                                     Series H (MuniCash)

     Class A Institutional Shares                           Class A Institutional Shares
     Class B Dollar Shares                                  Class B Dollar Shares
     Class C Administration Shares                          Class C Administration Shares
     Class D Cash Management Shares                         Class D Cash Management Shares
     Class E Cash Reserve Shares                            Class E Cash Reserve Shares

     Series D (T-Fund)                                      Series I (California Money Fund)

     Class A Institutional Shares                           Class A Institutional Shares
     Class B Dollar Shares                                  Class B Dollar Shares
     Class C Plus Shares                                    Class C Administration Shares
     Class D Administration Shares                          Class D Cash Management Shares
     Class E Cash Reserve Shares                            Class E Cash Reserve Shares
     Class F Cash Management Shares                         Class F Plus Shares
                                                            Class H Bear Stearns Shares


     Series E (Federal Trust Fund)                          Series J (New York Money Fund)

     Class A Institutional Shares                           Class A Institutional Shares
     Class B Dollar Shares                                  Class B Dollar Shares
     Class C Administration Shares                          Class C Administration Shares

     Series and Classes                                     Series and Classes
     ------------------                                     ------------------
     Class D Cash Management Shares                         Class D Cash Management Shares
     Class E Cash Reserve Shares                            Class E Cash Reserve Shares
     Class G Hilliard Lyons Shares                          Class F Plus Shares
                                                            Class H Bear Stearns Shares

     We have assumed the following for purposes of this opinion:

     1. The Shares have been, and will continue to be, issued in accordance with the Trust's Agreement and Declaration of Trust and By-Laws and resolutions of the Trust's Board of Trustees relating to the creation, authorization and issuance of the shares.

     2. The Shares have been, or will be, issued against consideration therefor as described in the Trust's Prospectuses relating thereto, and that such consideration was, or will be, per share in each case at least equal to the applicable net asset value.

     3. The Board of Trustees and the Trust's officers will take all necessary actions in connection with authorizing and issuing such Shares, including, without limitation, obtaining all necessary Board authorizations and making all filings.

     Based on the foregoing, including without limitation the above assumptions, it is our opinion that the Shares issued after the effective date of the Registration Statement, and after the date whereupon the Board has authorized the issuance of such Shares, pursuant to and in consideration provided for in the Registration Statement have been, or will be, when so issued, validly issued, fully paid and non-assessable by the Trust, and that the holders of the Shares of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Trust).

     We hereby consent to the filing of this opinion as an exhibit to the Trust's Post-Effective Amendment No. 72 to its Registration Statement on Form N-1A.


                                  Very truly yours,

                                  /s/ Drinker Biddle & Reath LLP
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                                  DRINKER BIDDLE & REATH LLP